                                                                   Exhibit 10.4

                              EMPLOYMENT AGREEMENT


         This Agreement executed as of the 15 of May 1999, by and between Progressive Telecommunications Corporation (hereafter referred to as the "Company"), a Florida Corporation with its offices located at 601 Cleveland Street, Suite 930 Clearwater, Florida 33755 and James "Chris" Watson (hereafter referred to as the "Employee") located at 4417 S.E. 16th Place, Suite 11, Cape Coral, Florida 33904, the Corporate Employee Address.

                                   WITNESSETH

         Whereas, the Employee is currently the Executive Vice President, Chief Technical Officer and a Member of the Board of Directors of CCC Communications Corporation (which is merging with the Company) under an Employment Agreement and has served in this executive capacity since its formation, and;

         Whereas, the Company acknowledges and recognizes the value of the Employee's services which are special, unique and of extraordinary character with expertise desired by the Company; and

         Whereas, the Company desires to employ, retain and make secure for the Company the services, abilities and expertise of the Employee for a minimum period of three years from the effective date of this Agreement; and

         Whereas, both the Company and the Employee desire to embody the terms and conditions of employment into a written agreement;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Company and the Employee do hereby agree as follows:

1.       EMPLOYMENT

         The Company hereby agrees to employ the Employee as Executive Vice President Chief Technical Officer, Member the Board of Directors and the Employee hereby accepts such Employment upon the terms and conditions hereinafter set forth.

2.       TERM

         Subject to the provisions of this Section hereof the term of employment shall commence on May 15, 1999 (Commence Date) and continue for an initial period of three (3) years or until May 15, 2002. Following completion of the Initial Term, the Employee's term of employment shall be renewed, if not renegotiated, for two year terms automatically, unless either party notifies the other, in writing, of its intent not to renew at least ninety (90) days prior to this Agreement's expiration.

3.       COMPENSATION AND BENEFITS

         For the services rendered by the Employee hereunder, the Company shall be obligated to the Employee under the following compensation schedule:

         3.1  Fixed Compensation

              Employee shall receive (from the Company) a signing bonus of $50,000.00 and 50,000 shares of stock at a par value of .01 cent per share. Employee shall receive a minimum of $120,000.00 in annual salary paid in bi-weekly installments of $4561.53 or weekly installments of $2,500.00. This shall be considered the minimum salary to the Employee. The Company's Board of Directors may, at its discretion, increase the salary but at no time or in any event shall the above referenced salary be reduced.


        3.2   Incentive Compensation

              Such incentive compensation ("Incentive Compensation") will be paid to the Employee in the form of a cash bonus or otherwise as the Board of Directors of the Company or the Board's Compensation Committee may grant executive employees of the Company from time to time. In addition, the Employee is permanent participant in the Company's executive bonus pool (the "Bonus Pool").Pursuant to the Bonus Pool, the Company's Board of Directors will distribute $100,000.00 and 100,000 shares of the Company's Common Stock divided amongst the executive participants, at such time the Company achieves each of the following milestones:

              (a) One-Million ($1,000,000.00) Dollars in gross revenues billed in any given calendar month;

              (b) Two-Million ($2,000,000.00) Dollars in gross revenues billed in any given calendar month;

              (c) Three-Million ($3,000,000.00) Dollars in gross revenues billed in any given calendar month;

              (d) Four-Million ($4,000,000.00) Dollars in gross revenues billed in any given calendar month;

              (e) Five-Million ($5,000,000.00) Dollars in gross revenues billed in any given calendar month;

              It is agreed by the parties, the Company will compensate the Employee for interactive voice integrated with local dial tone service methods with royalties. The Company such pay a royalty of 2% of net billing, exclusive to the integrated local voice telephone system; such royalties will be perpetual even after termination of this agreement for a period of seven years. Such royalty's payment shall continue even if the system is sold or sub-licensed to other companies.

         3.3  Other Benefits

              In addition to the above reference fixed and incentive compensation which the Employee shall receive, pursuant to subsections 3.1 and 3.2 of Section 3, the Employee shall receive the reimbursements, compensation and benefits:

              (a) Expenses. Employee is authorized hereunder to incur reasonable expenses for promoting the business and affairs of the Company, including, without limitation by specification, expenses for travel, entertainment, lodging and other similar items. The Company shall promptly reimburse the Employee for all such expenses upon presentation, as expenses are incurred, by the Employee to the Company of an itemized account of such expenditures.

              (b) The Company shall maintain either a whole-life life insurance policy or policies or a minimum deposit life insurance policy or policies (or the equivalent thereof) on the life of Employee having an aggregate face value of not less than $250,000.00 (collectively, the "Policy"). In the event that the Company purchases minimum deposit life insurance and this Agreement is terminated with or without cause as defined herein prior to the time that the insurance policy has been fully paid, the Company agrees to continue to make the premium payments on the policy until it is fully paid. The proceeds of the policy shall be fully payable to any beneficiary or beneficiaries designated at any time and from time to time by the Employee, provided however, that upon death of the Employee, the aggregate amount of premiums paid on the Policy by the Company is repaid to the Company by the beneficiary(s) of the Employee designated in the Policy. Employee, if requested by the Company, shall take all necessary steps, including if requested, the naming of the Company as a Co-Beneficiary of the Policy to the extent of the total amount of the premiums paid thereon, in order to insure Employee's compliance with this covenant. In no event shall premiums on any policy or policies aggregate more than $10,000.00 per year. The policy shall be in addition to any key man policy or group term policy or policies insuring the life of the Employee maintained by the Company for the benefit of the Company.

              (c) Automobile. The Company shall provide Employee with an automobile compatible with his position and responsibility hereunder or, in lieu thereof, at the option of the Employee, a monthly stipend equal to the cost of leasing and insuring such an automobile. The Company's monthly obligation under this paragraph shall not exceed $500.00 per month excluding gas and maintenance.

              (d) Medical Benefits. The Company shall provide and pay for in its entirety the Employee with such family health and medical benefits as the Company accords its Executive officers.

              (e) Vacations. Employee shall be entitled during each calendar year, during the period of employment, to four weeks vacation beginning during the first year of Employment and every year thereafter. The vacation entitlement is cumulative or may be compensated in a monetary manner. The Employee is entitled to compensation during such vacation periods.

              (f) Sick Time. Employee is entitled, if needed, 20 fully compensated sick per calendar year, defined as calendar year January to December.

              (g) Working Facilities. The Company shall furnish Employee with a private office, secretarial help and other facilities, services and staff as are suitable to his position to ensure adequate performance of the duties of the position the Employee holds in the Company.


         3.3 The Company agrees that nothing contained in this Agreement is intended to or shall be deemed to be granted to the Employee in lieu of, or as a limitation upon, any rights and privileges which the Employee may otherwise be entitled to as an executive employee of the Company under any retirement, pension, insurance, hospitalization or other employee benefit plan of any type (including, without limitation by specification, any incentive, profit sharing, bonus or stock option plan), which may now be in effect or which may hereafter be adopted by the Company, it being understood that the Employee shall have the same rights and privileges to participate in such Company benefit plans as any other executive employee of the Company.

4.       Duties, Time And Effort.

         4.1 During the term of Employment hereunder, Employee, subject to the supervision and control of the Board of Directors of the Company shall supervise all aspects of the Company. Employee shall serve the Company as the Chief Technical Officer, Executive Vice President and Board Member of Progressive Telecommunications Corporation. In addition, the Employee shall serve as Chief Technical Officer, Executive Vice President and Member of the Board for the subsidiaries CCC Communications and StormTel as is so requested by the Board of Directors. The Company and Employee agree that Employee shall serve in these capacities throughout the period of employment agreement as outlined herein.

         4.2 Employee agrees to devote full-time attention and effort to the business of the Company during the term of employment hereunder and to serve as a member of the Company's Board of Directors. The Employee shall perform his duties faithfully, diligently and to the best of his ability. Employee, at all times, shall use his best efforts to preserve, protect, enhance and maintain the trade, business and goodwill of the Company.

5.       Covenants and Restrictions.

         Subject to the provisions 8.6 hereof, Employee covenants that, except in carrying out his duties hereunder, during the term of employment and for a period of one (1) year following the date of termination of employment hereunder:

         5.1 Without express written consent of the Board of Directors, Employee shall not directly or indirectly, participate or engage in, assist render employment services to, become associated with, work for, or otherwise become in any way or manner connected with the ownership, management, operation, or control of, any business, which is competing with Companies primary services and products that would take from the assets or products or confidential and proprietary information of the Company. This clause in no way is to be construed as industry ban but rather as a ban from utilizing contacts, products developed, procedures and other proprietary information.

         5.2 Employee shall not knowingly provide or solicit to provide to any person or individual (I) any goods or services which are competitive with those provided by the Company or which would be competitive with the goods and services that the Company has planned to provide; or (ii) any goods or services to any customer of the Company. The term "Customer" shall mean any person or company to whom the Company has provided goods or services to within the previous twelve (12) month period prior to termination of Employee's employment hereunder. Notwithstanding anything herein to the contrary, no limitation shall be imposed on Employee hereunder with respect to any goods or services that the Company has planned to provide and which are not actually being provided at the time of the termination of Employee's employment.

         5.3 Employee agrees that he shall not divulge to others, nor shall he use to the detriment of the Company or in any business or process of manufacture competitive with or similar to any business or process of manufacture engaged in by the Company or any of its subsidiaries or affiliated companies, at any time during employment with the Company or thereafter, any confidential or trade secret information obtained during the course of employment with the Company relating to sales, salesman, sales volume or strategy, customers, formulas, processes, methods, machines, manufactures, compositions, ideas, improvements or inventions belonging to or relating to the business of the Company, or its subsidiary or affiliated companies if accepted by the Company for use.

         5.4 Employee shall neither solicit, seek to solicit any of the Company's personnel in any capacity whatsoever nor shall Employee induce or attempt to induce any of the Company's personnel to the employ of the Company to work for Employee or otherwise.

         5.5 Employee acknowledges that a breach of any of the restrictive covenants contained in Section 5 may cause irreparable damage to the Company for which remedies at law would be inadequate. Accordingly, if Employee breaches or threatens to breach any of the provisions of this Section 5, the Company shall be entitled to appropriate injunctive relief, including without limitation, preliminary and permanent injunctions in any court of competent jurisdiction, restraining Employee from taking any action prohibited hereby. This remedy shall be in addition to all other remedies available to the Company at law or equity. If any portion of this Section 5 is adjudicated to be invalid or unenforceable, this Section 5 shall be deemed amended to delete there from the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 5 in the jurisdiction in which such adjudication is made.

6.       Proprietary Property.

         Subject to the provisions of Section 8.6 hereof:

         6.1 The Employee agrees that any and all inventions or improvements as well as any and all ideas, creations, know-how and methods of applying and putting into practice any inventions or improvements (all of the foregoing being hereinafter called "Proprietary Property" and being more fully defined in subsection 6.2 below) that are created, developed, conceived of or discovered either (I) by the Employee (solely or jointly with others) in the course of employment, on Company time, with Company materials or facilities; or (ii) by and for the Company; or (iii) by any independent individual of business acquired by the Company. The Employee shall not, without limitation as to time or place, use any Proprietary Property except on Company business, during or after his period of employment (in accordance with Section 5), nor disclose the same to any other person or individual except for disclosure on Company business or as may be required by law. It is agreed by the parties, the Company will compensate the Employee for ideas, creations and methods with royalties under this agreement.

         6.2 As used in this Agreement "Proprietary Property" means proprietary technical information not known by the Employee prior to employment or information not generally known in the Company's industry and which is disclosed to Employee or known or developed by Employee as a consequence of or through employment with the Company.

         6.3 During or subsequent (in accordance with Section 5) to the Employee's employment by the Company, Employee shall not, directly or indirectly, lecture upon, publish articles concerning, use, disseminate, disclose, sell or offer for sale any Proprietary Property without the Company's prior written consent.

7.       Disability.

         7.1 Subject to the terms of Section 7.1, in the event Employee becomes temporarily disabled during the term of this Agreement, Employee shall continue to receive one-hundred percent (100%) of the fixed compensation to which Employee was entitled at the time of disability for a maximum period of six (6) months. Beginning on the seventh month of disability by Employee the fixed compensation shall be reduced to fifty percent (50%) and be available for six (6) more calendar months. The terms "disabled" and "disability" shall mean disability which, in the opinion of a doctor reasonably satisfactory to the Company, renders the Employee unable to perform his duties hereunder. The date such disability commences shall be the date Employee first absents from work during a continuous period of disability as so determined by the doctor herein above set forth. The term "temporary disability" shall mean a disability which is not a permanent disability as defined in Section 7.2 below.

         7.2 Notwithstanding anything to the contrary set forth in this Agreement, the Company may terminate this Agreement upon no less than ninety (90) days prior written notice to Employee after six
              (6) full continuous calendar months following "permanent disability" (as defined below) of Employee and the payment to Employee of all unpaid accrued compensation which the Company owes to the Employee for the period of employment prior to termination. In such event, the Employee shall be entitled to receive from the Company or from the Company's disability insurance carrier disability compensation in an amount which, when added to all social security benefits received or to be received by Employee as a result of the permanent disability, equal to One-Hundred Thousand ($100,000.00) per annum; provided, however, in no event shall the premiums paid by the Company for maintaining the disability policy (as such term is defined below) exceed fifteen thousand ($15,000.00) dollars per annum. The Employee's entitlement to disability benefits shall be pursuant to the terms of this Agreement and the disability insurance policy (the "Disability Policy") to be obtained and maintained by the Company, naming the Employee as the insured thereunder. Notwithstanding the foregoing, in the event Employee's disability is either not covered under the Disability Policy or Employee is covered for less than One-Hundred ($100,000.00) Thousand dollars per annum or if coverage under the Disability Policy terminates during the Period of disability for any reason whatsoever, then for the balance of Employee's then current term of employment the Company will pay Employee One-Hundred ($100,000.00) Thousand dollars per annum or, if Employee is receiving benefits under the Disability Policy, the Company will supplement the insurance payments which Employee is entitled to receive so that Employee receives a total of One-Hundred Thousand ($100,000.00) dollars per annum and, thereafter, the Company will pay to Employee, or supplement the benefits Employee receives under said Disability Policy, so that Employee receives the lesser of (I) One-Hundred Thousand ($100,000.00) dollars per annum; or (ii) fifty (50%) percent of Employee's Fixed Compensation until Employee attains the age of sixty-five (65). Once the Employee attains the age of sixty-five
              (65), the Company shall have no further obligations to make disability payments to Employee or to otherwise supplement the amounts Employee receives under the Disability Policy except to the extent that it is the Company's then current policy to continue to cover or provide benefits to permanently disabled executive officers beyond the age sixty-five (65). Notwithstanding anything to the contrary set forth in this
              Section 7.2, in the event the Employee reassumes the full Performance of his duties hereunder prior to such termination notice, the Employee shall be entitled to one-hundred (100%) percent of the total compensation from the date of the Employee's return. In no event shall Employee be entitled to renew the term of the Employment for the Extension Terms or any Annual Term if the Employee becomes permanently disabled during either the Initial Term or Extension Term. Employee shall be deemed "Permanently Disabled" for purposes hereof if either: (I) Employee has been temporarily disabled for a period in excess of 730 consecutive days; or (ii) the insurance company issuing the Disability Policy determines that the Employee is permanently Disabled and will make payments pursuant to the Disability Policy; or (iii) a physician, mutually acceptable to both the Company and the Employee, determines on the basis of medical evidence that the Employee is totally disabled, mentally or physically, so as to be , prevented from engaging in further employment by the Company in the capacity in which Employee was engaged prior to such disability and that such disability will be permanent and continuous during the remainder of the life of Employee. In the event a physician cannot be selected who is acceptable to both the Company and the Employee, each party shall select a physician who shall select a third physician whose decision shall be final. In the event of a dispute or the inability of the physicians selected by the Company and the Employee to select a third physician, a physician shall be selected by the American Arbitration Association and the decision of such physician shall be final.

         7.3  Payments of disability compensation under Sub-Sections 7.1 and
              7.2 above shall be reduced by the amounts actually received by the Employee under any policy or policies of disability, health, accident or wage continuation insurance paid for by the Company.

8.       Termination; Severance; Death.

         8.1 The Employee's employment shall terminate upon death, and may be terminated, at the option of (I) the Employee, (a) upon the conclusion of the Initial Term, or any Annual Term upon proper notice to the Company, or (b) for documented breach of this Agreement, or (ii) the Company upon proper written notice to the Employee, (a) at the conclusion of the Initial Term or any Annual Term, (b) as a result of permanent disability as defined in
              Section 7.2 hereof, or (C) for cause. Termination "for cause" shall mean termination only in the event the Employee is guilty in a court of competent jurisdiction with respect to Section 5,
              (I) intentional failure to perform duties hereunder, (ii) any act of intentional dishonesty which has material adverse effect to the Company's business.

         8.2 If Employee's employment is terminated by the Company for documented cause, as referenced in Section 8.1C.

         8.3 If Employee's employment is terminated by the Employment decision to act as a consultant to the Company or as a result of the Employee's permanent disability, the Company shall remain obligated to pay Employee the entitlements set forth in Section 7 of this Agreement.

         8.4 If Employee's employment is terminated by the Company's determination not to renew the employment term at the conclusion of either the Initial Term or any Annual Term, THE Company shall be obligated to pay Employee, within sixty (60) days of such termination, a lump sum severance payment in an amount equal to the product derived by multiplying each year of the Employee's employment with the Company (commencing with calendar year 1999) times One-Hundred Thousand ($100,000.00) Dollars.

         8.5 If Employee's employment is terminated by the Company during the Initial Term or any Annual Term, the Company shall be obligated to pay Employee, within sixty (60) days of such termination, a lump sum severance payment in an amount equal to the aggregate amount of the Employee's Base Salary for the remainder of the Initial Term or any Annual Term as the case may be, plus the product derived by multiplying each year of the Employee's with the Company (commencing with the calendar year 1999) times Seventy Five Thousand ($75,000.00) Dollars.

         8.6 If the Employee dies during the term of the employment hereunder, the Company shall promptly pay to the Employee's estate or promptly distribute to the beneficiary or beneficiaries named by the Employee all life insurance proceeds under the Policy referred to in Section 3.3(b) hereof (if received by the Company for any reason) as well as any term life insurance policy or policies with the exception of any key-man policy which the Company maintained on the life of and for the benefit of the Employee; provided, however, all other Company fringe benefits shall cease upon Employee's death.

         8.7 Notwithstanding anything to the contrary set forth in this Agreement, the Employee's covenants set forth in Sections 5 and 6 hereof shall not apply with respect to and shall not be enforceable against the Employee, in the event the Employee's employment is terminated by the Company for any reason other than those reasons expressly set forth in Section 8.1 hereof.

9.       Arbitration

         Any dispute, controversy or claim arising out of or pursuant to this Agreement or the breach hereof shall be settled by arbitration in the City of Clearwater, County of Pinellas and State of Florida. Such arbitration shall be effected by arbitrators selected as hereinafter provided and shall be conducted in accordance with the Rules, existing at the date thereof, of the American Arbitration Association. The dispute, controversy or claim shall be submitted to three arbitrators, one arbitrator to be selected by the Company, one arbitrator to be selected by the Employee and the third arbitrator to be selected by the two so selected by the Company and Employee, or if they cannot agree on a third, by the American Arbitration Association. In the event that either the Company or Employee within one (1) month after notification of any demand for arbitration hereunder, shall not have selected its arbitrator and given notice thereof to the other party, the arbitrator for such party shall be selected by the American Arbitration Association. Meetings of the arbitrators shall be held in Clearwater, Florida at such place or places as may be agreed upon by the arbitrators. The results of final determination of any such arbitration proceedings shall be binding on the parties hereto and a judgment may be entered in any court having jurisdiction.

10.      Severability Of Provisions

         In the event any court of competent jurisdiction determines that any term or provision of this Agreement shall be unenforceable, the invalidity of such term or provision shall not affect the validity of the remainder hereof.

11.      Notices

         Any notice required or permitted to be given pursuant to the provisions hereof shall be deemed given when sent by registered or certified mail, return receipt requested, to the Company or Employee at their respective addresses set forth above or to such other address as may be given by similar notice by the Company or Employee.

12.      Waiver Of Breach

         The waiver by the Company or Employee of a breach of any provision hereof by the other shall not operate or be construed to operate as a waiver by such party of any subsequent breach by the other of the same or any other provision hereof.

13.      Entire Agreement, Modification and Construction.

         This Agreement contains the entire understanding between the Company and Employee with respect to the subject matter hereof. The terms and conditions hereof may be changed only by agreement in writing signed by the Company and the Employee. This Agreement shall be governed by and construed with the laws of the State of Florida, applicable to contracts made and to be performed therein, without giving effect to the principles thereof relating to conflicts of law.



IN WITNESS WHEREOF, the Company has caused this Agreement to be signed and its seal affixed by a duly authorized officer and the Employee has signed this Agreement as the day and year first written above.


Progressive Telecommunications Corporation:     Employee:


/s/ Barry L. Shevlin                            /s/ James C. Watson
---------------------------------               -------------------------------
Authorized Corporate Signature                  Employee Signature


Barry L. Shevlin                                James C. Watson
---------------------------------               -------------------------------
Print Name & Title                              Print Name


5/21/99                                         XXX-XX-XXXX         5/15/99
---------------------------------               -------------------------------
Date                                            SS #                Date